Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Advantica Restaurant Group, Inc. (formerly Flagstar Companies, Inc.) on Form S-8 dated May 18, 1998 of our reports dated June 12, 1998, appearing in this Form 10-K/A of Advantica Restaurant Group, Inc., for the year ended December 31, 1997.


Greenville, SC
June 30, 1998